PULTE CORPORATION
                 EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

Pulte Corporation (the Company) owns 100% of the capital stock of Pulte Diversified Companies, Inc. (PDCI), Pulte Financial Companies, Inc. (PFCI), PCIC Corporation and Radnor Homes, Inc., all Michigan corporations, and 100% of the capital stock of PB Venture LLC, a Michigan limited liability company, North American Builders Indemnity Company, a Colorado corporation, Marquette Title Insurance Company, a Vermont corporation and RN Acquisition 2 Corp., a Nevada corporation. The Company is a member of the following limited liability companies:

Entity Name                        Place of Formation   Percentage Ownership
-----------                        ------------------   --------------------
Grayhaven Estates Limited, L.L.C.      Michigan                49%
City Homes Development, L.L.C.         Michigan                50%
Shorepointe Village Homes, L.L.C.      Michigan                31.5%

PDCI owns 100% of the capital stock of Pulte International Corporation, Pulte Home Corporation (Pulte), American Title of the Palm Beaches Acquisition Corp., Home Mortgage Company of the Palm Beaches Corp. and Riverwalk Commerce Acquisition Corp., all Michigan corporations, First Heights Bank, a federal savings bank, and DiVosta and Company, Inc., a Florida corporation. PDCI owns 96% of the capital stock of American Title of the Palm Beaches, Ltd., a Florida limited partnership.

Pulte International Corporation owns 100% of the capital stock of Pulte International Mexico, Inc., Pulte International Caribbean Corp., Pulte Chile Corporation and Pulte SA Corporation, all Michigan corporations.

Pulte International Mexico, Inc. and Pulte own 99.99% and .01%, respectively, of the capital stock of Controladora PHC, S.A. De C.V. (Controladora), a Mexican corporation. Pulte owns .7% of Nantar, S. De R.L. De C.V., a Mexican limited liability company. Controladora owns 99.3% of Nantar, S. De R.L. De C.V., a Mexican limited liability company, and 50% of Condak-Pulte S. De R.L. De C.V., 50% of CIV-Pulte S. De R.L. De C.V., 50% of Sand-Pulte S. De R.L. De C.V and 50% of DRT-Pulte, all Mexican joint ventures.

Pulte Chile Corporation owns 99% and Pulte SA Corporation owns 1% of Pulte de Chile Limitada, a Chilean limited partnership. Pulte Chile Corporation owns 1% and Pulte de Chile Limitada owns 99% of Residencias del Norte Limitada, a Chilean limited liability company.

DiVosta and Company, Inc. owns 100% of the capital stock of Abacoa Homes, Inc., DiVosta Homes, Inc., Florida Building Products, Inc., Florida Club Homes, Inc., Hammock Reserve Development Company, Island Walk Development Company, RiverWalk of the Palm Beaches Development Company, Inc., Sunco Building Corporation and Village Walk Development Company, Inc., all Florida corporations.

PFCI owns 100% of the capital stock of Guaranteed Mortgage Corporation III, a Michigan corporation.

PB Venture L.L.C. owns 50% of the capital stock of PC/BRE Venture L.L.C., a Delaware limited liability company.

PC/BRE Venture L.L.C. owns 100% of the capital stock of PC/BRE Development L.L.C., PC/BRE Whitney Oaks L.L.C., PC/BRE Winfield L.L.C. and PC/BRE Springfield L.L.C., all Delaware limited liability companies, 100% of the capital stock of Springfield Golf Club, Inc., and 40% of the capital stock of Springfield Realty Corporation, both Michigan corporations.

PC/BRE Springfield L.L.C. own 88% of Springfield Golf Resort, L.L.C., an Arizona limited liability company.

Radnor Homes, Inc. owns 25.6% and RN Acquisition 2 Corp. owns 74.4% of Pulte Homes Tennessee Limited Partnership, a Nevada limited partnership.


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                              PULTE CORPORATION
                 EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

Pulte owns 100% of the capital stock of the following subsidiaries:

                                                     Place of
                  Company Name                    Incorporation
                  ------------                    -------------
Pulte Mortgage Corporation (1) ..................    Delaware
Pulte Homes of Michigan Corporation (2) .........    Michigan
Palmville Development Corp. .....................    Michigan
Ceiba Homes Inc. ................................    Michigan
Gurabo Homes, Inc. ..............................    Michigan
Salinas Homes, Inc. .............................    Michigan
Salinas Builders, Inc. ..........................    Michigan
Dean Realty Company (3) .........................    Michigan
Pulte Development Corporation ...................    Michigan
PHM Realty, Inc. ................................     Florida
Preserve I, Inc. (4) ............................    Michigan
Preserve II, Inc. (4) ...........................    Michigan
Pulte Homes of Minnesota Corporation ............   Minnesota
PBW Corporation (9) .............................    Michigan
Wil Corporation (9) .............................    Michigan
Canterbury Liquidation Corporation (5) ..........    Michigan
Pulte Home Corporation of The Delaware Valley (8)    Michigan
Pulte Homes of South Carolina, Inc. (6) .........    Michigan
Pulte Lifestyle Communities, Inc. ...............    Michigan
Pulte Payroll Corporation .......................    Michigan
PHC Title Corporation (10) ......................    Michigan
PQL Realty Corporation ..........................    Michigan
Pulte Land Development Corporation ..............    Michigan
TVM Corporation (7) .............................    Michigan
James T. Lynch, Inc. ............................       Texas
Pulte Homes of Greater Kansas City, Inc. ........    Michigan
PN I, Inc. (11) .................................      Nevada
PN II, Inc. (11) ................................      Nevada
PHT Title Corporation (13) ......................    Michigan
Residential Shell Contracting LLC ...............    Michigan
Frederick Holding Corp. .........................    Michigan
Pulte Home Corporation of New England (12) ......    Michigan


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

                              PULTE CORPORATION
           EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (continued)

 1) Pulte Mortgage Corporation owns 100% of the capital stock of ICM Mortgage Corporation, a Michigan corporation and 23.42% of the capital stock of Hipotecaria Su Casita, S.A. de C.V., a Mexican corporation.

 2) Pulte Homes of Michigan Corporation owns 100% of the capital stock of Gulf Partners, Inc., Sean/Christopher Homes, Inc., and Pulte-IN Corporation, all Michigan corporations, 100% of the capital stock of Pulte Homes of Ohio Corporation, an Ohio corporation and 1% of the capital stock of Haggerty Hills Limited Partnership, a Michigan limited partnership. Sean/Christopher Homes, Inc. and Pulte-IN Corporation each own 50% of the capital stock of Sean/Christopher Homes, LLC, an Indiana limited liability company. Gulf Partners, Inc. owns 99% of the capital stock of Haggerty Hills Limited Partnership, a Michigan limited partnership.

 3) Dean Realty Company owns 100% of the capital stock of Pulte Real Estate Company, a Florida corporation.

 4) Preserve I, Inc. owns 99% and Preserve II, Inc. owns 1% of The Preserve Limited Partnership, a Maryland limited partnership.

 5) Canterbury Liquidation Corporation owns 100% of the capital stock of Canterbury Diversified Building Corporation, a Michigan corporation.

 6) Pulte Homes of South Carolina, Inc. owns 100% of the capital stock of Great American Homes, Inc. and SC Warranty Corporation, both Michigan corporations.

 7) TVM Corporation owns 63% of PHM Title Agency L.L.C., a Delaware limited liability company.

 8) Pulte Home Corporation of The Delaware Valley owns 50% of P&H Clinton Partnership.

 9) PBW Corporation owns 1% and Wil Corporation owns 99% of Wilben II Limited Partnership, a Maryland limited partnership. PBW Corporation and Wil Corporation each own 50% of One Willowbrook L.L.C., a Maryland limited liability company.

10) PHC Title Corporation owns 80% of Pulte Title Agency of Minnesota, L.L.C., a Minnesota limited liability company and 99% of PHT Title Agency, L.P., a Texas limited partnership.

11) PN I, Inc., owns .1% and PN II, Inc. owns 99.9% of Pulte Homes of Texas, L.P., a Texas limited partnership, and Devtex Land, L.P. , a Texas limited partnership.

12) Pulte Home Corporation of New England owns 99% of Willow Brook Associates Limited Partnership, a Massachusetts limited partnership.

13) PHT Title Corporation owns 1% of PHT Title Agency, L.P., a Texas limited partnership.


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

                              PULTE CORPORATION
           EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (Continued)

Pulte is a member of the following entities:

                                                   Place of     Percentage
Entity Name                                        Formation    Ownership
-----------                                        ---------    ----------
Ashgrove Plantation L.L.C.....................     Virginia        34.44%
Buildinvest Limited Partnership...............     Maryland        33.33%
Crosland/Piper Glen Ltd. Partnership..........     N. Carolina     31.37%
Crosland/Wynfield Forest Limited Partnership..     N. Carolina     28.60%
Quantrell Mews, L.L.C.........................     Virginia        20.00%
Springfield Realty Corporation................     Michigan        60.00%


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